Exhibit 24.1
                                                                    ------------

                          DLJ MORTGAGE ACCEPTANCE CORP.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Steven L. Kantor, Charles L. Garrett, N. Dante LaRocca or Paul J. Najarian as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of DLJ Mortgage Acceptance Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of DLJ Mortgage Acceptance Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                    TITLE                         DATE


/s/ Leon M. Pollack          President and Director        November 3, 1997
----------------------       (Principal Executive
Leon M. Pollack              Officer)



/s/ Marjorie S. White        Secretary and Treasurer       November 3, 1997
----------------------       (Principal Financial and
Marjorie S. White            Accounting Officer)



/s/ David F. DeLucia         Director                      November 3, 1997
----------------------
David F. DeLucia



/s/ Steven L. Kantor         Director and Senior Vice      November 3, 1997
----------------------       President
Steven L. Kantor